                                                                     EXHIBIT 2.1


                        COMMON STOCK INVESTMENT AGREEMENT


               COMMON STOCK INVESTMENT AGREEMENT ("AGREEMENT") dated as of September 8, 2000 among BLUE ZONE, INC., a Nevada corporation (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE 1 attached to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").


                              W I T N E S S E T H:


               WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, (i) an aggregate number of shares of the Company's Common Stock, $.001 par value ("COMMON STOCK") calculated by dividing $5,000,000 by the Share Purchase Price (as hereinafter defined) (all of such shares of Common Stock being the "INITIAL SHARES"), (ii) three (3) year warrants, substantially in the form attached hereto as Annex A, to initially purchase an aggregate number of shares of Common Stock calculated by dividing $1,000,000 by the Share Purchase Price at an initial exercise price per share equal to 120% of the "CLOSING PRICE" (where the "Closing Price" is equal to $6.75) (the "INITIAL WARRANTS"), and (iii) warrants, substantially in the form attached hereto as Annex B, to purchase a number of shares of Common Stock calculated pursuant to a formula set forth therein (the "ADJUSTMENT WARRANTS"; together with the Initial Warrants, the "WARRANTS"), all on the terms and conditions described below;

               WHEREAS, in connection with the foregoing sale and purchase, the Company has agreed to issue to the Investors options substantially in the form attached hereto as Annex C (the "OPTIONS") to purchase shares of Common Stock ("OPTION SHARES") up to an aggregate purchase price of $2,000,000 and to receive warrants in the same form and on the same terms as the Initial Warrants ("OPTION WARRANTS"), on the term and conditions set forth therein; and

               WHEREAS, the Initial Shares, the shares of Common Stock underlying the Initial Warrants (the "WARRANT SHARES"), the shares of Common Stock underlying the Adjustment Warrants (the "ADJUSTMENT SHARES"), the Option Shares, and the shares of Common Stock underlying the Option Warrants (the "OPTION WARRANT SHARES") (collectively being the "REGISTRABLE SHARES") will carry registration rights, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of Annex D hereto (the "REGISTRATION RIGHTS AGREEMENT").

               NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE I

                    PURCHASE AND SALE OF SHARES AND WARRANTS

       Section 1.1 Issuance of Initial Shares and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the number of Initial Shares, Warrants and Options indicated next to the Investors' names on SCHEDULE 1 attached hereto, the purchase price for which shall be included in the purchase price set forth for the Investors on SCHEDULE 1 attached hereto.

              (a) Purchase Price. The aggregate purchase price for the Initial Shares, Options and Warrants to be acquired by each Investor (the "AGGREGATE PURCHASE PRICE") shall be the Aggregate Purchase Price set forth next to each such Investor's name on SCHEDULE 1. The purchase price per share of Common Stock (the "SHARE PURCHASE PRICE") shall equal $7.08750. For purposes of this Agreement, the term "PRINCIPAL MARKET" shall mean the Nasdaq National Market System or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market) upon which the Common Stock is principally traded or quoted, and "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

              (b) The Closing.

                     (i) The closing of the purchase and sale of the Initial Shares, Options and Warrants (the "CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on the date hereof or such other date mutually agreed to by the Company and the Investors (the "CLOSING DATE").

                     (ii) On the Closing Date, the Company shall deliver to the Investors all of the Initial Shares, Warrants and Options purchased hereunder, each registered in the name of each such Investor or its nominee. On the Closing Date the Investors shall deliver (on a pro-rata basis) by wire transfer, to an account designated in writing by the Company, an aggregate of $4,000,000 on account of the Aggregate Purchase Price. The Initial Shares shall be issued with the number and denomination of certificates requested by the Investors. The Initial Shares, Options and Warrants will be fully owned as of the Closing Date by the Investors, who will pay (on a pro rata basis) the remaining $1,000,000 on account of the Aggregate Purchase Price to the Company on the third (3rd) Trading Day after the Investors receive



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

              notice that a registration statement covering all the Registrable Shares has been declared effective by the Securities and Exchange Commission ("SEC"). In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. Additionally, at the Closing the Company shall pay (or Millennium Partners, L.P. ("MLP") shall, at its option, pay for the account of the Company, with such payment being credited towards MLP's payment of MLP's portion of the Aggregate Purchase Price) to KKWC its legal fees and disbursements as set forth in Section 3.4 and to Ladenburg, Thalmann its commissions and fees as set forth in Sections 2.1(r) and 2.2(e). Upon the registration statement covering the Registrable Shares being declared effective, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of an Investor, the Company shall use its best efforts to cause its transfer agent within four (4) days following receipt of certificates representing the Initial Shares to electronically transmit the Initial Shares to the Investor by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals described herein.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

       Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investors as of the date hereof, on the Closing Date, and on the date of any Option Closing (as defined in the Options), except that with respect to any such Option Closing, such representations and warranties shall be deemed modified such that (i) the schedules attached hereto for such representations and warranties shall be updated by the Company as of such Option Closing, (ii) the December 31, 1999 date specified in Sections 2.1(g), 2.1(i) and 2.1(j) shall refer to the date of the most recently completed fiscal year end, (iii) "Pre-Closing SEC Documents" shall refer to reports or documents filed at least 5 Trading Days prior to such Option Closing by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and delivered to the Investors prior to such exercise of the Options, and
(iv) the last sentence of each of Section 2.1(o) and Section 2.1(u) shall be updated by the Company as of such Option Closing (collectively, such modifications pursuant to the foregoing clauses (i) through (iv) shall be referred to as the "REP MODIFICATIONS"), provided that such Rep Modifications do not constitute a Material Adverse Change (as defined below) and are reasonably satisfactory to the Investor exercising the Options:

              (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as



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now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed on SCHEDULE 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Except where specifically indicated to the contrary, all references in this Article II to the Company shall be deemed to refer to the Company and its consolidated subsidiaries. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have or reasonably be expected to have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" and "MATERIAL ADVERSE CHANGE" means any adverse effect or change, respectively, on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect or change, respectively, on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

              (b) Authorization; Enforcement. (i) The Company has all requisite power and authority to enter into and perform this Agreement, the Warrants, the Options, the Option Warrants, and the Registration Rights Agreement (the "TRANSACTION DOCUMENTS") and to issue the Initial Shares, the Adjustment Shares, the Warrant Shares, the Option Warrant Shares, the Options, the Option Shares, the Option Warrants and the Warrants (collectively, the "SECURITIES") in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Registrable Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application and (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be unenforceable as a matter of public policy.

              (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock; as of the Closing Date, there are 21,538,100 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on
SCHEDULE 2.1(c), no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and non-assessable. No shares of capital stock are entitled to preemptive rights and, except as set forth on SCHEDULE 2.1(c), there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants and Options).



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Except as set forth on SCHEDULE 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. The Company has not entered into any MFN Transaction or Variable Rate Transaction in which securities or obligations to issue securities or potential obligations to issue securities are still outstanding (other than as may be provided in the Transaction Documents). The term "MFN TRANSACTION" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN OFFERING") which grants to an investor (the "MFN INVESTOR") the right to receive additional shares (including without limitation as a result of a lower conversion, exchange or exercise price but excluding standard stock split anti-dilution protections), based upon subsequent transactions of the Company on terms more favorable than those granted to such MFN Investor in such MFN Offering. The term "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for Common Stock (but excluding standard stock split anti-dilution provisions), or
(b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act. Attached hereto as EXHIBIT 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

              (d) Issuance of Registrable Shares. The Registrable Shares are duly authorized and reserved for issuance and, when issued in accordance with this Agreement or upon exercise in accordance with the Warrants, Options or the Option Warrants, as the case may be, the Registrable Securities, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and (subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT" of the "ACT") and entitled to be traded on the Nasdaq National Market System (or the American Stock Exchange, the New York Stock Exchange, or the Nasdaq Small Cap Market, collectively with the Nasdaq National Market System, the "APPROVED MARKETS"), and the holders of such Registrable Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are listed on the Nasdaq National Market System as of the date hereof and the Closing Date, and will be listed on an Approved Market as of any Option Closing.



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              (e) No Conflicts. The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Securities do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "COMPANY AGREEMENTS"), or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such conflict, default, event or violation would not have or reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not have or reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws or the rules and regulations of the Approved Markets and covered by the Registration Rights Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or to issue and sell the Securities, except for the registration provisions provided in the Registration Rights Agreement.

              (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statement and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries, and no event or circumstance has occurred prior to the date hereof or will have occurred on the Closing Date or the Option Closing date, as the case may be, which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed.



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              (g) Financial Statements. The financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 1999 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, none of which are expected to be, individually or in the aggregate, material).

              (h) Principal Exchange/Market. The principal market on which the Common Stock is traded is, as of the date hereof and the Closing Date, the Nasdaq National Market System, and as of any Option Closing, an Approved Market.

              (i) No Material Adverse Change. Since December 31, 1999, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred or is anticipated by the Company that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

              (j) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Closing SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1999, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

              (k) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              (l) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act in connection with the offer or sale of the Securities.



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              (m) No Integrated Offering. Neither the Company, nor any of its
affiliates, nor to its knowledge any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities.

              The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the NASDAQ National Market System or other Approved Market.

              (n) Form S-3. Although the Company is not as of the Closing Date eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, such Form S-3 would be otherwise permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder if the Company were so eligible.

              (o) Intellectual Property. The Company and/or its wholly-owned subsidiaries owns or has valid and enforceable licenses to use the patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") associated with its business. The Company and its subsidiaries have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, which individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

              (p) Poison Pill Provisions. Neither Company nor its wholly-owned subsidiaries have a stockholder rights plan. None of the acquisition of the Securities nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to the exercise of the Options, Warrants or the Option Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

              (q) No Litigation. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and delivered to the Investors prior to the date hereof (the "PRE-CLOSING SEC DOCUMENTS"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could have or reasonably be expected to have a Material Adverse Effect. There is no legal proceeding described in the Pre-Closing SEC Documents that could have or reasonably be expected to have a Material Adverse Effect other than as disclosed therein.

              (r) Brokers. The Company has taken no action which would give rise to any claim by any person, other than Ladenburg, Thalmann, for brokerage commissions, finder's fees



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

or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby. The Company shall be responsible for any payments to Ladenburg, Thalmann.

              (s) Other Investors. Except as set forth on SCHEDULE 2.1(s)(i), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth on SCHEDULE 2.1(s)(ii), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of any of the Securities.

              (t) Certain Transactions. Except as disclosed in the Pre-Closing SEC Documents, none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (u) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where failure to possess such Company Permits would not have or reasonably be expected to have a Material Adverse Effect and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the best of its knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 1999, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

              (v) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

              (w) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,



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

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (x) Environmental Matters. Except as otherwise disclosed in the Pre-Closing SEC Documents, the Company and each of its subsidiaries is in compliance in all respects with all applicable state and federal environmental laws except where any such non-compliance would not have or reasonably be expected to have a Material Adverse Effect and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

              (y) Solvency.

                     (i) Based on the financial condition of the Company as of the Closing Date or Option Closing date, as the case may be, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature.

                     (ii) Based on the financial condition of the Company as of the Closing Date or Option Closing date, as the case may be, the Company's assets do not constitute unreasonably small capital to carry out its business for the year 2000 as now conducted and as proposed to be conducted including the Company's year 2000 capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                     (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date or Option Closing date, as the case may be, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

                     (iv) Neither the Company nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

              (z) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company and each of its subsidiaries have been filed or extended and all such filed returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

              (aa) Title to Properties; Encumbrances. SCHEDULE 2.1(aa) contains a complete and accurate list of all material real property, leaseholds, or other interests therein owned by the Company and its subsidiaries. Each of the Company and its subsidiaries owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible ("COMPANY PROPERTY")) that it purports to own. All material Company Property is free and clear of all encumbrances and are not, in the case of real property (which, for this purpose, shall not include the Company's interest as tenant in leaseholds), subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except, with respect to all such properties and assets, (a) mortgages, liens or security interests shown on SCHEDULE 2.1(aa) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(b) liens for current taxes not yet due, and (c) with respect to real property,
(i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any of its subsidiaries, and (ii) zoning laws and other land use restrictions (including, but not limited to, easements of records) that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

              (bb) No Reliance on Investors. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the performance hereunder and thereunder and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents and the performance hereunder and thereunder has been based solely on the independent evaluation by the Company and its representatives.

              (cc) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds;

violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

              (dd) Application of Takeover Protections. There are no anti-takeover provisions contained in the Company's Certificate of Incorporation or By-Laws which are or could become applicable to the Investors as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Investors' ownership of the Securities. At the request of the Investors, the Company and its board of directors shall take such actions as may be necessary in order to render inapplicable Sections 78.378 through 78.3793 of the Nevada Revised Statutes.

              (ee) Acknowledgement of Dilution. The number of shares of Common Stock constituting Initial Shares, Adjustment Shares, Warrant Shares, Option Shares or Option Warrant Shares may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

       Section 2.2 Representations and Warranties of the Investors. Each Investor hereby makes the following representations and warranties to the Company as of the date hereof as to itself only, severally and not jointly, on the Closing Date and, as to the Investor exercising the Options only, on the date of any Option Closing (as defined in the Options):

              (a) Organization and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Investor.

              (b) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder, (ii) the execution and delivery of the Transaction Documents by such Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or partnership action, and (iii) the Transaction Documents constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (c) No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by such Investor of the transactions contemplated thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any material agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under the Transaction Documents.

              (d) Investment Representations.

                     (i) Access to Other Information. Such Investor acknowledges that the Company has made available to such Investor the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Investor considers relevant or appropriate in connection with entering into this Agreement.

                     (ii) Risks of Investment. Such Investor acknowledges that the Securities have not been registered under the Act. Such Investor is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Registrable Shares, and that such Investor may be required to hold the Registrable Shares for a significant period of time prior to reselling them, subject to the Company successfully registering the Registrable Shares pursuant to the Registration Rights Agreement. Such Investor is capable of assessing the risks of an investment in the Registrable Shares and is fully aware of the economic risks thereof.

                     (iii) Investment Representation. Such Investor is purchasing the Securities for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Securities in violation of federal or state securities laws. Provided, however, that by making the representations herein, such Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

                     (iv) Restricted Securities. It acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Securities have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Investor, including the bona fide nature of such Investor's investment intent as expressed above.

                     (v) Ability to Bear Economic Risk. It is an "accredited" investor as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, (iii) can afford a complete loss of its investment in the Securities and (iv) has adequate means of providing for its current needs.

                     (vi) No Public Solicitation. At no time was such Investor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance of the Securities.

                     (vii) Reliance by the Company. Such Investor understands that the Securities are being or will be, as the case may be, offered and sold and will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.

              (e) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to the Transaction Documents or the transactions contemplated thereby. All fees and amounts payable to Ladenburg, Thalmann shall be solely the responsibility of the Company.

                                  ARTICLE III

                                   COVENANTS

       Section 3.1 Registration and Listing; Effective Registration. For so long as the Securities are outstanding, the Company will cause the Common Stock issuable upon the exercise of the Options, Warrants or Option Warrants, to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Securities are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq National Market System or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq National Market System no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the other Transaction Documents, the term "EFFECTIVE REGISTRATION" shall mean: (i) the Company is in compliance with the Transaction Documents; (ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

       Section 3.2 Warrants on Exercise. Upon any partial exercise by an Investor or then holder of the Options, Warrants, or Option Warrants of any of such securities, the Company shall issue and deliver to such Investor (or holder) within four (4) days of the date on which such Warrants or Options are exercised, a new Warrant, Option or Option Warrant representing the number of adjusted Option Shares, Warrant Shares and/or Option Warrant Shares, as the case may be, in accordance with the terms of such warrants.

       Section 3.3 Replacement Certificates. The certificate(s) representing the Securities held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by the Investor (or such holder) upon surrendering the same. The Company will deliver such substitute certificates within five trading days. No service charge or fee will be made or charged for such registration or transfer or exchange.

       Section 3.4 Expenses. The Company shall pay to KKWC in immediately available funds, at the Closing the sum of $12,500 ($25,000 less $12,500 previously paid) for the payment of expenses (including legal fees) incurred by the Investors in connection with the transactions contemplated by this Agreement. In lieu thereof, MLP may allocate $12,500 of its payment of its Aggregate Purchase Price to the payment of such counsel, and such payment to KKWC shall be credited towards the payment of the Aggregate Purchase Price due from MLP.

       Section 3.5 Securities Compliance. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities.

       Section 3.6 Dividends or Distributions; Purchases of Equity Securities. Except as set forth in SCHEDULE 3.6 hereof, and as provided in this Section 3.6 to the contrary, for so long as any Warrants, Options, or Option Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company; provided that the Company may purchase or acquire shares of Common Stock that are hereafter issued to employees pursuant to employment, stock repurchase or other similar agreements.

       Section 3.7 Notices. The Company agrees to provide all holders of Warrants, Options and Option Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

       Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Initial Shares, Option Shares and Warrants shall be used for legally permissible general working capital purposes.

       Section 3.9 Additional Financings; Restrictions on Filings. The Company agrees that from the date hereof until the nine (9) month anniversary of Effective Registration, the Investors shall have a right of first refusal with respect to all Financing Transactions as set forth in this Section 3.9. The Company shall give advance written notice to the Investors prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities in a non-public capital raising transaction or in any MFN Transaction or Variable Rate Transaction (collectively, "FINANCING TRANSACTION"). It is understood and agreed that the definition of Financing Transaction shall not include issuances of (i) securities as consideration for a merger, consolidation or sale of assets (the primary purpose of which is not to raise equity or debt capital) , (ii) securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity or debt capital), (iii) securities as consideration for the spin-off or acquisition of a business, product or license by the Company; (iv) securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (v) additional options or warrants, or the issuance of additional securities, under any director, officer or employee stock option or restricted stock plan maintained by the Company and duly adopted by a majority of the Company's disinterested directors. The Investors shall have ten
(10) Trading Days from receipt of such notice to deliver a written notice to the Company that one or more of such Investors elects to exercise its right of first refusal with respect to the entire issuance. If, subsequent to the Company giving notice to the Investors hereunder, the terms and conditions of the proposed Financing Transaction are changed in any way, the Company shall be required to provide a new notice to the Investors hereunder and the Investors shall have the right of refusal again to purchase all of the securities in the offering on such changed terms and conditions as provided hereunder. In such event, if such other Financing Transaction provides for non-cash consideration, in whole or in part, from such other potential investor(s), the Investors shall still have the right to participate in the Financing Transaction as provided herein, provided that cash or cash equivalents may be substituted by the Investors for such non-cash consideration. This right of first refusal shall continue even if the Investors elect not to participate in one or more Financing Transactions. In addition, the Company agrees that from the date hereof until the six (6) month anniversary of Effective Registration it shall not enter into any Financing Transaction without the prior written consent of the Investors.

              While there is lack of Effective Registration, the Company shall not file or permit to be filed any registration statement (other than a registration relating solely to the sale of securities to participants in a Company stock or option plan on Form S-8) to register any of its securities, except as required in the Registration Rights Agreement.

       Section 3.10 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the issuance of Option Shares, Warrant Shares and Option Warrant Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance of such Option Shares in full and the full exercise of the Warrants and Option Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of such Option Shares in full and the full exercise of the Warrants and Option Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder and any other approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of issuance of such Option Shares and the exercise of the Warrants and Option Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate Option Shares issuable under the Options, and 200% of the aggregate shares issuable on exercise of the Warrants and such Option Warrants, which aggregate number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Investors will be entitled, in addition to their other rights and remedies hereunder, to the compensatory payments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance of such Option Shares and such Warrant Shares and Adjustment Shares or the full exercise of the Warrants and such Option Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

       Section 3.11 Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Article 3 of this Agreement.

       Section 3.12 Certain Transactions.

              (a) Each party agrees, during each Trading Day that the closing price of Common Stock on such day is used for determining any price under this Agreement, not to engage in any transaction or activity which is intended to affect the closing price of the Common Stock on the Principal Market on such Trading Day. The parties agree that the burden of proof as to a party's intent shall be on the party claiming a violation of this paragraph, and that there shall be no presumption of wrongful intent based upon any particular trading transaction (even if such transaction occurs on a Trading Day on which the closing price of the Common Stock is below the closing price on the immediately preceding Trading Day).

              (b) In addition to its obligations under Section 3.12(a), each Investor agrees, while it owns any Securities, not to engage in any short sale, hedging, swap, option or derivative transaction of a kind which customarily has an adverse effect on the market price of a security ("PROHIBITED TRANSACTIONS") with respect to the Common Stock on the Principal Market (other than those contemplated by the Transaction Documents), except Prohibited Transactions with respect to not more than the maximum number of shares of Common Stock which may be issued upon exercise of all of the Warrants, Options and Option Warrants. The restrictions contained in this Section 3.12(b) shall not be applicable or effective during any period of time (i) that the Company is in default of any of its obligations under any of the Transaction Documents, or (ii) after Effective Registration first occurs, Effective Registration is not in effect.

       Section 3.13 Form D; Blue Sky Laws. If necessary, the Company agrees to timely file a Form D with respect to the Securities, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing upon request. The Company shall take such action as is necessary to qualify the applicable Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification) within the applicable time periods required by such states, and shall provide evidence of any such action so taken to each Investor.

       Section 3.14 Nasdaq Rule. The Investors shall, in the aggregate, be entitled to exercise for Adjustment Shares and "Adjustment Shares" issuable under the Option Adjustment Warrant ("WARRANT ADJUSTMENT SHARES") resulting in a total number of shares of Common Stock equal to up to 19.99% of the Common Stock issued and outstanding on the date hereof (which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% CAP"). Each Investor shall be entitled to receive Adjustment Shares and Warrant Adjustment Shares such that it will own such total number of such shares of Common Stock equal to such Investor's pro rata share of the 20% Cap. Once an Investor has received its total pro rata share of Adjustment Shares and Warrant Adjustment Shares, it may request that the Company redeem its remaining Adjustment Shares and Warrant Adjustment Shares at the then applicable Adjustment Share Purchase Price (as defined in the applicable warrant). If an Investor has received its Adjustment Shares and Warrant Adjustment Shares but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Investors still to receive Adjustment Shares and Warrant Adjustment Shares on a pro rata basis. The restrictions and redemption obligations set forth in this Section 3.14 shall cease to apply if
(a) the Company obtains written shareholder approval to issue Common Shares in excess of the 20% Cap pursuant to Nasdaq Rule 4460 or (b) the Company provides the Investors with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares is not subject to the 20% Cap pursuant to Nasdaq Rule 4460. If necessary, the Company will use its best efforts promptly to obtain either the shareholder approval or the irrevocable notice described in the preceding sentence and to provide the Investors with a copy of same.

       Section 3.15 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with reasonable and customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside disinterested directors.

       Section 3.16 Press Release. Immediately following the Closing, the Company shall issue a press release in the form set forth in SCHEDULE 3.16 hereto. Investors shall have a reasonable opportunity to review such press release prior to its issuance. No press release shall name the Investors without their prior written consent except as shall be required by law. If the Company fails to issue a press release within 3 business day of the Closing, the Investors may issue a press release covering the Closing and complying with any legal requirement applicable to the Investors.

       Section 3.17 Form 8-K. Within 15 calendar days of the Closing, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated hereby and by the Transaction Documents. Investors shall have a reasonable opportunity to review such Form 8-K prior to its filing.

       Section 3.18 Reporting Lack of Effective Registration. The Company shall promptly notify each Investor in writing if there shall ever be a lack of Effective Registration, as well as when Effective Registration is re-established.

       Section 3.19 Reports Under The 1934 Act.

              With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

              (c) furnish to each Investor so long as such Investor owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

       Section 3.20 Form S-3. The Company shall convert the Registration Statement (as defined in the Registration Rights Agreement) to Form S-3 under the Act and rules promulgated thereunder promptly following the Company becoming eligible to use such Form S-3.

                                   ARTICLE IV

                             CONDITIONS TO CLOSINGS

       Section 4.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Initial Shares, Options and Warrants to the Investors at the Closing and to issue and/or sell the Option Shares and Option Warrants upon exercise of the Options is subject to the satisfaction, at or before the applicable closing, as the case may be, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct as of the date when made and as of the Closing Date and, only with respect to an Investor exercising an Option, as of any Option Closing (as defined in the Options) in which such Investor participates.

              (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing or, only with respect to an Investor exercising an Option, any Option Closing (as defined in the Options) in which such Investor participates, as the case may be, including payment of the applicable purchase price.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

       Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase. The obligation hereunder of the Investors to acquire and pay for the Initial Shares, Options and Warrants at the Closing and to acquire and pay for Option Shares and Option Warrants at any Option Closing (as defined in the Options) following exercise of the Options, is subject to the satisfaction, at or before each applicable closing, of each of the applicable conditions set forth below. These conditions are for the Investors' benefit and may be waived by the Investors at any time in their sole discretion.

              (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable closing date as though made at that time (except for representations and warranties expressly as of an earlier date, which shall be true and correct as of such date).

              (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the applicable closing, including, without limitation, delivery of certificates representing the applicable Securities.

              (c) Nasdaq Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on an Approved Market.

              (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement or any Transaction Document.

              (e) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company in the applicable form attached hereto as
EXHIBIT 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the closing.

              (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement.

              (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

              (h) Miscellaneous. The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement and the Transaction Documents as the Investors or their counsel may reasonable request.

       Section 4.3 Closing Date Deliveries.

              (a) On the Closing Date, the Company shall deliver to the
Investor:

                     (i)    Certificates representing the Initial Shares;

                     (ii) Warrants and Options in the forms attached as Annex A, Annex B, and Annex C;

                     (iii)  The certificate referred to in Section 4.2(g) above;

                     (iv)   The executed Registration Rights Agreement; and

                     (v) The opinion of counsel referred to in Section 4.2(e) above.

              (b) On the Closing Date, the Investors shall deliver to the
Company:

                     (i) The portion of the Purchase Price payable on the Closing Date as set forth on SCHEDULE 1 hereto; and

                     (ii)   The executed Registration Rights Agreement.

       Section 4.4 Deliveries at Option Closings. On the date of each closing pursuant to an exercise of the Options, as applicable:

              (a) the Company shall deliver to the Investor exercising the
Options:

                     (i) Certificates representing the applicable Option Shares issuable to such Investor;

                     (ii)   The certificate referred to in Section 4.2(g) above;

                     (iii) The applicable Option Warrants (substantially in the form of Annex A, adjusted as appropriate with respect to each applicable closing);

                     (iv) Evidence that Effective Registration then exists with respect to all of the Securities covered by the Registration Rights Agreement executed on the Closing Date;

                     (v) The opinion of counsel referred to in Section 4.2(e) above; and

              (b) The Investor exercising the Options shall deliver to the Company the portion of the purchase price payable at such closing.

                                   ARTICLE V

                                LEGEND AND STOCK

              Except as otherwise provided herein or in the Registration Rights Agreement, each certificate representing the Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

              THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

              The Company agrees to reissue within 4 Trading Days certificates for Common Stock without the legend set forth above (and without any other legend) at such time as such Common Stock (i) is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, (ii) is registered for resale under the 1933 Act, or (iii) may be sold pursuant to Rule 144.

              Any Common Stock issued pursuant to exercise of Warrants, Options or Option Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Stock and the Company shall issue within 4 Trading Days new certificates without such legend (and without any other legend) if (i) such Common Stock is registered for resale under the 1933 Act, (ii) such Common Stock may be sold under Rule 144, or (iii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. The Investors agree to sell the Common Stock represented by the new certificates in accordance with the applicable prospectus delivery requirements (if required by the 1933 Act and if copies of a current prospectus are timely provided to the Investors by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

              Nothing in this Agreement or any other Transaction Document shall limit the right of any holder to pledge the Securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                   ARTICLE VI

                                 INDEMNIFICATION

              In consideration of the Investors' execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of any Investor or holder of any Securities as investor in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Article VI shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                  ARTICLE VII

                           [INTENTIONALLY LEFT BLANK]


                                  ARTICLE VIII

                          GOVERNING LAW; MISCELLANEOUS.

       Section 8.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED EXCLUSIVELY IN NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING

CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR
UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY.

       Section 8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

       Section 8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

       Section 8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

       Section 8.5 Entire Agreement; Amendments; Waivers.

              (a) This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

              (b) The Investors may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investors may specify in such notice) any of their respective rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investors in accordance with its terms.

       Section 8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

       If to the Company:

                      Blue Zone, Inc.
                      329 Railway Street
                      Vancouver, British Columbia V6A
                      Telephone:  604-685-4310
                      Facsimile:  604-685-4391
                      Attention:  President

       With a copy to:

                      Morrison & Foerster LLP
                      1290 Avenue of the Americas
                      New York, New York 10104
                      Telephone:  212-468-8000
                      Facsimile:  212-468-7900
                      Attention:  David M. Henkoff, Esq.


       If to the Investors:

                      To each Investor at the address and/or fax number set forth in SCHEDULE 1 of this Agreement.

       With a copy to:

                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue, 18th Floor
                      New York, New York 10176
                      Telephone:    212-986-6000
                      Facsimile:    212-986-8866
                      Attention:    Fredric A. Kleinberg, Esq. and
                                    Stephen M. Schultz, Esq.

              Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

       Section 8.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, including by merger or consolidation. The Investors may assign some or all of their rights hereunder to the other Investor, to an affiliate of either Investor or to an entity or fund which has the same principal investment adviser as either Investor, without the consent of the Company, and to others, with the written consent of the Company, which consent shall not be unreasonably withheld (in each case, a "PERMITTED ASSIGNEE"); provided, however, that any such assignment shall not release the Investors from their obligations hereunder unless such obligations are assumed by such assignee and the Company has so consented to such assignment and assumption.

       Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

       Section 8.9 Survival. The representations, warranties and agreements of the Company and the Investors contained in the Agreement shall survive the Closing and to the extent applicable, each Option Closing (as defined in the Options).

       Section 8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

       Section 8.11 Remedies. Each Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Warrants, the Registration Rights Agreement and the other Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Each Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

       Section 8.12 Days. Unless the context refers to "business days" or "trading days," all references herein to "days" shall mean calendar days.

       Section 8.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investors exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investors may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

       Section 8.14 Obligations Absolute. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

       Section 8.15 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement (other than the Schedule 3.16 press release), the name of any Investor without the express written agreement of such Investor, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement (other than the Schedule
3.16 press release) regarding the matters covered by this Agreement or any other Transaction Document or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

       Section 8.16 Like Treatment of Investors and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or exercise of the Securities, or otherwise, to any Investor or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Investors or holders of Securities bound by such consent, waiver or amendment whether or not such Investors or holders so consent, waive or agree to amend and whether or not such Investors or holders tender their Securities for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Investors or holders of Securities, as the case may be, on identical terms.

       Section 8.17 Several Liability. Notwithstanding anything expressly or by implication contained in this Agreement or in any other Transaction Document, the obligations, responsibilities, liabilities, covenants, representations and warranties of the Investors are several and not joint, and no Investor shall be directly or indirectly responsible or liable in any way for the acts, omissions, defaults or misrepresentations of any other Investor.

                                    * * * * *

                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.



                                    BLUE ZONE, INC.



                                    By:     /s/ Jamie Ollivier
                                       ---------------------------------
                                    Name:   Jamie Ollivier
                                    Title:  President



                             INVESTORS:


                                    MILLENNIUM PARTNERS, L.P.

                                    By:     /s/ Terry Feeney
                                       ---------------------------------
                                    Name:   Terry Fenney
                                    Title:  Chief Administrative Officer


                                    ELLIOTT ASSOCIATES, L.P.


                                    By:     /s/ Paul E. Singer
                                        -------------------------
                                    Name:   Paul E. Singer
                                    Title:  General Partner


                                    WESTGATE INTERNATIONAL, L.P.


                                    By:  Elliott International Capital Advisors,
                                         Inc., as Attorney-in-Fact


                                         By:  /s/ Paul E. Singer
                                              ----------------------------------
                                         Name:  Paul E. Singer
                                         Title: General Partner

               Signature page to Common Stock Investment Agreement

LIST OF SCHEDULES
-----------------

Schedule 1                   List of Investors
Schedule 2.1(a)              List of Subsidiaries
Schedule 2.1(c)              Non-Investor Reserved Stock; Outstanding Options and Warrants for
                             Common Stock
Schedule 2.1(c)(i)           Securities
Schedule 2.1 (s)(i)          Outstanding securities entitled to registration rights
Schedule 2.1 (s)(ii)         Outstanding securities affected by the issuance of Debentures, etc.
Schedule 2.1(aa)             Real Property
Schedule 3.16                Press Release

LIST OF EXHIBITS
----------------

Exhibit 2.1(c)(i)            Certificate of Incorporation of the Company
Exhibit 2.1(c)(ii)           By-Laws of the Company
Exhibit 4.2(e)               Opinion of Counsel

LIST OF ANNEXES
---------------

Annex A                     Initial Warrants
Annex B                     Adjustment Warrants
Annex C                     Options
Annex D                     Registration Rights Agreement

                                   SCHEDULE 1


                                                                  NUMBER OF          NUMBER OF             AMOUNT          AGGREGATE
         INVESTOR                     ADDRESS                INITIAL SHARES   INITIAL WARRANTS         OF OPTIONS     PURCHASE PRICE
         --------                     -------                --------------   ----------------         ----------     --------------

Millenium Partners, L.P.     666 Fifth Avenue                      423,281             88,889         $1,200,000         $3,000,000
                             New York, NY  10103
                             Telephone: 212-841-4176
                             Facsimile:  212-841-6302
                             Attention: Daniel Cardella


Elliott Associates, L.P.     c/o Elliott Management                141,093             29,630           $400,000         $1,000,000
                             Corporation
                             712 Fifth Avenue, 36th  Fl
                             New York, NY  10019
                             Telephone: 212-506-2999
                             Facsimile:  212-974-2092
                             Attention:  Brett Cohen


Westgate International, L.P. c/o Elliott Management                141,093             29,630           $400,000         $1,000,000
                             Corporation
                             712 Fifth Avenue, 36th  Fl
                             New York, NY  10019
                             Telephone: 212-506-2999
                             Facsimile:  212-974-2092
                             Attention:  Brett Cohen

-----------------------------------------------------------------------------------------------------------------------------------

                             TOTALS:                               705,467            148,148         $2,000,000         $5,000,000

                             INDEX OF DEFINED TERMS

                                                             As Defined on Page:




"20% CAP"...................................................................................19
"ACT"........................................................................................6
"ADJUSTMENT SHARES"..........................................................................1
"ADJUSTMENT WARRANTS"........................................................................1
"AGGREGATE PURCHASE PRICE"...................................................................2
"AGREEMENT"..................................................................................1
"APPROVED MARKETS"...........................................................................6
"BY-LAWS"....................................................................................5
"CHARTER"....................................................................................5
"CLOSING DATE"...............................................................................2
"CLOSING PRICE"..............................................................................1
"CLOSING"....................................................................................2
"COMMON STOCK"...............................................................................1
"COMPANY AGREEMENTS".........................................................................6
"COMPANY PERMITS"............................................................................9
"COMPANY PROPERTY"..........................................................................11
"COMPANY"....................................................................................1
"DAYS"......................................................................................28
"DTC"........................................................................................3
"DWAC".......................................................................................3
"EFFECTIVE REGISTRATION"....................................................................15
"EXCHANGE ACT"...............................................................................6
"FAST".......................................................................................3
"FINANCING TRANSACTION".....................................................................16
"INDEMNIFIED LIABILITIES"...................................................................24
"INDEMNITEES"...............................................................................24
"INITIAL SHARES".............................................................................1
"INITIAL WARRANTS"...........................................................................1
"INTELLECTUAL PROPERTY"......................................................................8
"INVESTOR"...................................................................................1
"INVESTORS"..................................................................................1
"KKWC".......................................................................................2
"MATERIAL ADVERSE EFFECT"....................................................................4
"MFN INVESTOR"...............................................................................5
"MFN OFFERING"...............................................................................5
"MFN TRANSACTION"............................................................................5
"PERMITTED ASSIGNEE"........................................................................27
"PRE-AGREEMENT SEC DOCUMENTS"................................................................9
"PRINCIPAL MARKET"...........................................................................2
"PROHIBITED TRANSACTIONS"...................................................................18
"REGISTRABLE SHARES".........................................................................1

"REGISTRATION RIGHTS AGREEMENT"..............................................................1
"RULE 144"..................................................................................20
"SEC DOCUMENTS"..............................................................................7
"SEC"........................................................................................3
"SECURITIES ACT".............................................................................6
"SECURITIES".................................................................................4
"SHARE PURCHASE PRICE".......................................................................2
"TRADING DAY"................................................................................2
"TRANSACTION DOCUMENTS"......................................................................4
"VARIABLE RATE TRANSACTION"..................................................................5
"WARRANT ADJUSTMENT SHARES".................................................................18
"WARRANT SHARES".............................................................................1
"WARRANTS"...................................................................................1